Exhibit 99.2

FEBRUARY 20, 2025

GLAUKOS CORPORATION (NYSE: GKOS)

FOURTH QUARTER AND FULL YEAR 2024 IN REVIEW

Important Information

This document is intended to be read by investors in advance of regularly scheduled quarterly conference calls and was designed to provide a review of Glaukos Corporation’s recent financial and operational performance and general business outlook.

Please see “Forward-Looking Statements” and “Statement Regarding Use of Non-GAAP Financial Measures” in the “Additional Information” section of this document.

Conference Call Information

Date: February 20, 2025

Time: 4:30 p.m. ET / 1:30 p.m. PT

Dial-in numbers: 1-888-210-2212 (U.S.), 1-646-960-0390 (International)

Confirmation ID: 7935742

Live webcast:	Events page at the Glaukos Investor Relations website at http://investors.glaukos.com or at this link.
Webcast replay:	A replay of the webcast will be archived on the Glaukos Investor Relations website following completion of the call.

GLAUKOS
TRANSFORMING VISION

WE'LL GO FIRST

Innovation is at the core of everything we do. At Glaukos, we push the limits of science and technology to solve unmet needs in chronic eye diseases.

FEBRUARY 20, 2025

FOURTH QUARTER AND FULL YEAR 2024 FINANCIAL RESULTS SUMMARY

Business Description

Ophthalmic pharmaceutical and medical technology company focused on developing and commercializing novel, dropless platform therapies designed to disrupt the conventional standard of care and improve outcomes for patients suffering from chronic eye diseases

Disease Categories	Glaucoma Corneal Health Retinal Disease
Revenue (Growth)	4Q 2024 $105.5 million (+28% vs. 4Q 2023)	FY 2024 $383.5 million (+22% vs. FY 2023)
Gross Margin (Non-GAAP)	4Q 2024 ~82% (versus ~84% in 4Q 2023)	FY 2024 ~82% (versus ~83% in FY 2023)
Cash & Cash Equivalents, Short-Term Investments, and Restricted Cash	$323.6 million as of December 31, 2024 (versus $267.2 million as of September 30, 2024)
FY2025 Sales Guidance	FY 2025 global consolidated revenues of $475 - $485 million expected

See “Statement Regarding Use of Non-GAAP Financial Measures” and the Non-GAAP reconciliations included within the Additional Information section of this document. Reconciliations for each of constant currency revenue growth, Non-GAAP Gross Margin, and the other non-GAAP financial measures disclosed in this document to the most directly comparable GAAP financial measure are provided.

FEBRUARY 20, 2025

Revenue Performance & Commercial Overview

Global Consolidated Revenue Performance

Glaukos reported record fourth quarter net revenues of $105.5 million that were up 28% versus 4Q 2023. Our fourth quarter performance reflected continued acceleration of our business driven by solid execution across our global Glaucoma and Corneal Health franchises.

For fiscal year 2024, net revenues were approximately $383 million, up 22% compared to net revenues of approximately $315 million in 2023.

Annual Reported Net Sales (in millions)
$400
$350
$300
$250
$200
$150
$100
$50
$-
$46
$72
$114
$159
$181
$237
$225
$294
$283
$315
$383
2014
2015
2016
2017
2018
2019
2020
2021
2022
2023
2024
10-Yr CAGR: 24%

FEBRUARY 20, 2025

Franchise Revenue Performance

U.S. Glaucoma

Our fourth quarter U.S. Glaucoma net revenues were approximately $56.3 million, representing year-over-year growth of 45% versus 4Q 2023 driven by growing contributions from iDose® TR.

For fiscal year 2024, U.S. Glaucoma net revenues were approximately $199.6 million, representing year-over-year growth of 32% versus fiscal year 2023.

During the fourth quarter, we successfully advanced execution of our detailed launch plans for iDose TR, a first-of-its-kind intracameral procedural pharmaceutical that was designed to continuously deliver glaucoma drug therapy for up to three years. Most importantly, clinical outcomes and product feedback from a growing number of cases and trained surgeons continue to be very positive and reaffirm our view that with the launch of iDose TR, we have the potential to reshape glaucoma management as we know it today.

The access for and utilization of iStent infinite for glaucoma patients that have failed medical and surgical therapy continues to expand as our ongoing clinical education efforts and an improving market access landscape take hold.

International Glaucoma

Our fourth quarter International Glaucoma net revenues were approximately $27.9 million, representing year-over-year growth of 28% on a reported basis, or 29% on a constant currency basis, versus 4Q 2023. The strong growth internationally during the fourth quarter was broad-based as we continue to scale our international infrastructure and increasingly drive MIGS forward as the standard of care in each region and major market in the world. Consistent with prior quarters in 2024, our new French Health Authority rebate agreement was favorable to our fourth quarter reported revenues. This year-over-year growth tailwind will sunset in 2025.

For fiscal year 2024, International Glaucoma net revenues were approximately $103.7 million, representing year-over-year reported growth of 21%, or 23% on a constant currency basis, versus fiscal year 2023.

We remain in the early stages of expanding our IG and product portfolio initiatives globally ahead of anticipated new product approvals and expanding market access in the years to come. As previously discussed, we expect the trialing of new competitive products in some of our major international markets may become an increasing headwind over the course of 2025, alongside the material foreign currency exchange headwinds that emerged at the end of 2024 and have continued into 2025.

FEBRUARY 20, 2025

Corneal Health

Our fourth quarter Corneal Health net revenues were approximately $21.4 million, representing a year-over-year decline of 2% versus 4Q 2023, including U.S. Photrexa® net sales of $18.8 million. As discussed throughout 2024, these fourth quarter results reflect the impact to Photrexa realized revenues as a result of our entry as a company into the Medicaid Drug Rebate Program (MDRP).

For fiscal year 2024, Corneal Health net revenues were approximately $80.2 million, representing year-over-year reported growth of 3% versus fiscal year 2023. U.S Photrexa sales in 2024 were $68.6 million, an increase of 4% compared to 2023.

We will continue to focus on expanding access for keratoconus patients suffering from this rare disease.

FEBRUARY 20, 2025

Additional Commercial Updates & Commentary

We have had several additional positive commercial updates worth highlighting here:

✓	Advanced commercial launch activities in the U.S. for iDose TR
o	Growing number of trained surgeons and expanding utilization
o	Unique, permanent J-code for iDose TR, J7355, became effective on July 1, 2024; this J-code is designed to increase patient access in the U.S. and should provide more streamlined, consistent, and dependable coverage and payment for iDose TR over the course of 2025
o	CMS appropriately established pricing of J7355 at ASP +6%, effective as of October 1, 2024
o	Advanced efforts to secure professional fee coverage and payment with MACs, with 3 MACs now including CPT code 0660T on their latest fee schedules
o	Advancing efforts to establish commercial and Medicare Advantage coverage now that the permanent J-code is effective
o	Expanded set of peer-reviewed literature, now consisting of 9 different peer-reviewed publications highlighting iDose TR as a transformative new treatment alternative for patients suffering with glaucoma and ocular hypertension
✓	Advanced commercial launch activities in the U.S. for iStent infinite
o	Interventional glaucoma education efforts and improved facility reimbursement driving increased access for and utilization of iStent infinite in standalone procedures for patients that have failed prior medical and surgical therapy
o	Focused on key market access initiatives to support consistent and dependable professional fee payment, with all seven MACs now including CPT code 0671T on their latest fee schedules
o	Five of the seven MACs implemented finalized LCDs that provide coverage for iStent infinite consistent with FDA approval and based upon our coverage reconsideration requests (effective November 2024)
✓	Commenced initial preparatory planning for potential Epioxa™ FDA approval and commercial launch

FEBRUARY 20, 2025

2025 Revenue Guidance Introduction

Glaukos expects full-year 2025 global consolidated net sales of $475 - $485 million. This guidance attempts to take into consideration:

●	Potential growing contributions from iDose TR as reimbursement confidence grows and broader IG initiatives take hold over the course of the year
●	Potential growing contributions from iStent infinite as broader IG initiatives take hold
●	Potential headwinds within our U.S. Glaucoma stent business associated with the final MIGS LCDs in 5 of the 7 MACs
●	The continued estimated impact on U.S. Glaucoma volumes related to professional fee reimbursement for combination-cataract trabecular bypass surgery versus other more invasive alternatives
●	The expiration of the Hydrus® Microstent (Alcon) royalty on April 26, 2025
●	Potential headwinds within our U.S. Corneal Health franchise associated with our entry as a company into the MDRP
●	The sunsetting of the year-over-year growth tailwind associated with the new French Health Authority rebate agreement
●	The latest anticipated foreign currency exchange headwinds based on the spot rates as of our 4Q 2024 earnings call on February 20, 2025
●	Combo-cataract MIGS competition globally

FEBRUARY 20, 2025

Research & Development / Pipeline Overview

Pipeline Summary

Our five key dropless technology therapy platforms designed to disrupt traditional treatment paradigms and generate cascades of future innovation are as follows:

●	iStent® micro-scale surgical devices
●	iDose® sustained-release procedural pharmaceuticals
●	iLution™ transdermal pharmaceuticals
●	iLink® bio-activated pharmaceuticals
●	Retina XR bio-erodible sustained-release pharmaceuticals

Ocular Hypertension and
Open-Angle Glaucoma
iStent
Micro-Scale
iDose
Sustained-Release
Retina XR
Bio-Erodible IVT
iLink
Bio-Activated
iLution
Eyelid Delivery
AMD
DME
RVO
Dry Eye
Glaucoma
Presbyopia
Blepharitis
Keratoconus

FEBRUARY 20, 2025

Key R&D and Pipeline Updates

We are continuing to prudently invest in and advance our fulsome pipeline of core novel platforms, supported by more than $700 million investment into our R&D programs since 2018 alone. Recent updates in our pipeline include:

✓	Announced NDA submission for Epioxa™ (Epi-on) (December 2024), setting up an anticipated FDA approval decision by the end of 2025
✓	Commenced Phase 2b/3 clinical program for iDose TREX, our next-generation iDose therapy (December 2024)
✓	Advancing dialogue with the FDA regarding the re-administration of iDose TR
✓	Advancing various Phase 4 studies for iDose TR
✓	Advancing patient enrollment in PMA pivotal trial for iStent infinite in mild-to-moderate glaucoma patients
✓	Advancing patient enrollment in first-in-human Retina XR clinical development program for IVT multi-kinase inhibitor in wet AMD patients (GLK-401)
✓	Advancing Phase 2 clinical program for third-generation iLink therapy
✓	Preparing to commence Phase 2 clinical trial for iLution™ Blepharitis by end of 2025
✓	Preparing to commence U.S. Investigation Device Exemption (IDE) study for PRESERFLO MicroShunt in 1H 2025

FEBRUARY 20, 2025

Product / Pipeline Chart

PRODUCT	PATIENT	STATUS	
iStent / iStent inject / iStent inject W	Mild-to-Moderate Glaucoma with Cataract	FDA Approved (2012, 2018, 2020)	GLAUCOMA
iStent infinite	Glaucoma (failed on prior therapy)	FDA Cleared (2022)	GLAUCOMA
iStent infinite	Glaucoma (label expansion)	Active PMA Study	GLAUCOMA
PRESERFLO MicroShunt	Advanced-Refractory Glaucoma	OUS Approved / US IDE Open	GLAUCOMA
iDose TR	Ocular Hypertension - Glaucoma	FDA Approved (2023)	GLAUCOMA
iDose TREX	Ocular Hypertension - Glaucoma	Phase 2b/3	GLAUCOMA
iDose Next Generation	Ocular Hypertension - Glaucoma	Pre-Clinical	GLAUCOMA
iLution Travoprost (GLK-311)	Ocular Hypertension - Glaucoma	Phase 2	GLAUCOMA
Photrexa (Epi-off)	Keratoconus	FDA Approved (2016)	CORNEA
Epioxa (Epi-on)	Keratoconus	NDA Submitted	CORNEA
iLink 3rd Generation	Keratoconus	Phase 2	CORNEA
iVeena (IVMED-80)	Keratoconus	Phase 1	CORNEA
iLinko$_2$n Diagnostic Screening Tool	Keratoconus	Pre-Submission	CORNEA
iLution Dry Eye (GLK-301)	Dry Eye	Phase 2	CORNEA
iLution Presbyopia (GLK-302)	Presbyopia	Phase 2	CORNEA
iLution Blepharitis	Demodex Blepharitis	Pre-Clinical	CORNEA
IVT Multi-Kinase Inhibitor (GLK-401)	AMD, DME, RVO	Phase 2	RETINA
IVT NCE Conjugate (GLK-411)	DME	Pre-Clinical	RETINA
Radius XR	Wearable Patient Engagement & Diagnostic System	FDA Cleared	OTHER
iAccess	Precision Goniotomy	FDA Cleared	OTHER

FEBRUARY 20, 2025

Other Financial Performance Overview

As a reminder, we discuss our financial performance on a non-GAAP basis and summarize our GAAP performance. We encourage investors to review our GAAP to non-GAAP reconciliation which can be found in our earnings press release, the Additional Information section contained herein, as well as the Investor Relations section of our website.

Fourth quarter 2024 financial performance summary:

Gross Margin (Non-GAAP)	4Q 2024: 82% 4Q 2023: 84% YoY ∆: -150 bps	● Please note that our non-GAAP adjustments to cost of goods sold include substantial amounts related to Avedro acquisition accounting
SG&A (Non-GAAP)	4Q 2024: $68.6M 4Q 2023: $62.3M YoY ∆: +10%	● +8% sequential increase vs $63.3M in 3Q 2024 ● YoY and QoQ increases primarily reflects commercial and G&A investments globally and new product launch activities
R&D (Non-GAAP)	4Q 2024: $36.5M 4Q 2023: $37.1M YoY ∆: (1%)
●
+5% sequential increase vs $34.7M in 3Q 2024
●
YoY decrease primarily reflects shift of iDose TR-related costs from R&D in prior year period to commercial post-approval
●
QoQ increase reflects continued investment in and advancement of R&D programs

SG&A + R&D (Non-GAAP)	4Q 2024: $105.1M 4Q 2023: $99.4M YoY ∆: +6%	● +7% sequential increase vs $98.0M in 3Q 2024 ● FY 2024 SG&A + R&D expenses of $395.1M increased 10% vs FY 2023 SG&A + R&D expenses of $360.0M
Earnings	Op Loss (Non-GAAP) 4Q 2024 ($18.3M) 4Q 2023: ($32.4M) Net Loss (Non-GAAP) 4Q 2024: ($22.2M) 4Q 2023: ($30.6M) Diluted EPS (Non-GAAP) 4Q 2024: ($0.40) 4Q 2023: ($0.63)
●
Included in non-GAAP loss from operations, non-GAAP net loss and non-GAAP EPS for the fourth quarter of 2023 is an acquired in-process R&D (IPR&D) charge of $2.0 million, which caused the non-GAAP loss per diluted share to have an additional loss of ($0.05) in the fourth quarter of 2023

CapEx	4Q 2024: $1.7M 4Q 2023: $4.2M YoY ∆: (-$2.5M)	● Capital expenditures moderated to levels more consistent with historical norms ● YoY decrease reflects the substantial completion of Aliso Viejo, CA and Burlington, MA facilities
Cash	4Q 2024: $323.6M 3Q 2024: $267.2M QoQ ∆: +$56.4M YoY ∆: +$22.4M	● Operating expenses, capital expenditures and changes in working capital ● Capped call unwind transactions generated cash proceeds of $53.2 million in 4Q 2024

FEBRUARY 20, 2025

Other Important Updates

➢	On October 4, 2024, we issued a notice of redemption for the remaining $57.5 million in principal amount outstanding of our convertible senior notes due 2027. Pursuant to the notice, $57.4 million in principal converted to common stock during the fourth quarter of 2024, helping to further solidify our already strong capital position through a de-leveraging and de-risking of our balance sheet as well as a significant reduction in future cash interest expense. See associated 8-K filing (here) for additional information.

➢	On December 2, 2024, we entered into unwind agreements with certain financial institutions relating to a portion of the capped call transactions that we previously entered into in connection with the issuance of our 2.75% Convertible Senior Notes due 2027 in an aggregate principal amount of $287.5 million. The capped call unwind agreements related to a portion of capped call transactions corresponding to fifty percent of the number of shares of the company’s common stock initially underlying the Notes. As a result, the execution of these capped call unwind transactions generated cash proceeds for our company of approximately $53.2 million. See associated 8-K filing (here) for additional information.

➢	During the fourth quarter of 2024, we announced plans to build an expansive research, development and manufacturing facility in Huntsville, Alabama to augment our current infrastructure and support our future expansion plans.

FEBRUARY 20, 2025

Annual Supplement

Provided annually in conjunction with the fourth quarter earnings call

FEBRUARY 20, 2025

Delivering the Portfolio for Sustainable Long-Term Growth & Value Creation

While we execute commercially, we continue to successfully invest in and advance our robust pipeline of novel, promising platform technologies that we believe can significantly expand our addressable markets and leverage our commercial platform to fundamentally transform our company over time.

We believe the strong financial profile and capital position we’ve built provides a solid foundation that allows us to remain on offense when it comes to successfully investing for our future, leaving us well-positioned for the next phase of our pioneering journey as we target clinical, regulatory, and commercial milestones in the years ahead.

NET SALES[1]

(in millions)

$480
$383
$315
$283
20%+
10-year
CAGR
2022
2023
2024
2025

GLOBAL INFRASTRUCTURE

17 *Countries with direct operations*

300+ *Global commercial personnel*

GROSS MARGIN[2]

(4Q 2024)

82%

SPECIALIZED MANUFACTURING

Industry leader in micro-scale manufacturing with ***+20 years' experience***

State-of-the-art facilities that meet regulatory, CMC and ISO 7 guidelines

SALES MIX

(4Q 2024)

53%
27%
20%
US Glaucoma
Int'l Glaucoma
Corneal Health

HEALTHY BALANCE SHEET

$324 Million

Cash and equivalents

as of 12/31/2024

Our mission is to disrupt conventional treatment paradigms to advance the existing standard of care and enrich the lives and treatment alternatives for patients worldwide suffering from sight-threatening chronic eye diseases. We believe our platforms and product candidates have the ability to generate a robust cadence of new product introductions over the coming years that can generate layers of future growth.

2024 was an important year for Glaukos as we successfully executed on our core business key strategic objectives while achieving notable pipeline advancements and milestones that leave us excited about our prospects and well-positioned for the next phase of our pioneering journey.

FEBRUARY 20, 2025

In 2025, we aim to accomplish the following key pipeline milestones:

PROGRAM	PATIENT	INTENDED CLINICAL BENEFIT	2025 MILESTONE TARGET
GLAUCOMA			
iStent infinite	Mild-to-Moderate Glaucoma	MIGS therapy	***Advance enrollment in PMA pivotal trial***
	Advanced-Refractory Glaucoma	MIGS therapy	***EU regulatory approval***
PRESERFLO MicroShunt	Advanced-Refractory Glaucoma	Ab-externo device for late-stage glaucoma	***Commence US IDE trial***
iDose TR	OHT-Glaucoma	Sustained-release, 24/7 drug delivery for improved compliance	***Conduct Phase 4 studies***
iDose TREX	OHT-Glaucoma	Increased drug payload designed to extend duration-of-effect	***Advance Phase 2b/3 clinical program***
iLution Blepharitis	Demodex Blepharitis	Transdermal drug delivery; potential for improved compliance vs topical drops	***Commence Phase 2 trial by end of 2025***
CORNEA			
Epioxa (Epi-on)	Keratoconus	Reduced treatment time and complexity for improved patient comfort and recovery	***FDA approval by end of 2025***
iLink 3rd Generation	Keratoconus	Customized treatment algorithms and laser-based UV light source	***Advance Phase 2 clinical program***
RETINA			
IVT Multi-Kinase Inhibitor (GLK-401)	AMD, DME, RVO	Biodegradable, sustained-release implant; potential to reduce treatment burdens vs conventional therapies	***Advance enrollment in Phase 2 trial***

FEBRUARY 20, 2025

Key Technology Platforms

Our platforms embody ambitious, big ideas aimed at addressing large and chronically underserved eye diseases, including for glaucoma, corneal disorders, and retinal diseases. Over the years the number of disclosed pipeline programs associated with these platforms has expanded significantly to 14 entering into 2025.

iStent Micro-Scale Surgical Devices

Our foundational iStent micro-surgical device platform primarily involves the insertion of a micro-scale device designed to reduce IOP by restoring the natural aqueous humor outflow pathways for patients suffering from glaucoma. We believe our iStent portfolio is the industry’s most comprehensive offering of minimally-invasive, tissue-sparing glaucoma solutions, supporting our goal to provide a full range of options to fit surgeons’ individual glaucoma treatment algorithms that offer the best short- and long-term benefit-to-risk calculus at every stage of disease progression, from ocular hypertension through refractory disease, and in both combo-cataract and standalone procedures. We are proud to be the corporate pioneer and global market leader in MIGS, with our family of iStent technologies supported by more than 300 peer-reviewed publications, 20+ years of clinical and commercial experience, and 1+ million iStent devices implanted worldwide since our inception.

iDose Sustained-Release Procedural Pharmaceuticals

Our iDose sustained-release procedural pharmaceutical platform consists of a targeted, minimally-invasive, injectable implant designed to deliver therapeutic levels of medication from within the eye for extended periods of time. Designed to address ubiquitous patient non-adherence and chronic side effects associated with topical medications by providing continuous, long-duration, robust efficacy with minimal side effects. Given our development success to date with iDose TR, we continue to invest resources to expand our pharmaceutical development capabilities and develop future iDose solutions.

FEBRUARY 20, 2025

iLink Bio-Activated Pharmaceuticals

Our iLink bio-activated pharmaceutical platform consists of novel single-use drug formulations that are bio-activated by our proprietary systems through the delivery of ultraviolet light to the cornea to induce a biochemical reaction called corneal cross-linking designed to strengthen, stabilize, and reshape the cornea. Even though keratoconus is a serious sight-threatening disease and the leading cause of full thickness corneal transplants in the U.S., we believe it remains vastly undertreated. This undertreatment is due primarily to under-diagnosis and the historical lack of an effective solution. In order to maximize the availability of this important Photrexa therapy for patients, we have made substantial investments and executed upon a number of strategies designed to expand our commercial organization, lower the barriers for adoption by practices, increase awareness of keratoconus across the optometric and ophthalmic community, streamline the referral patterns, and train corneal health professionals on our iLink procedure.

iLution Transdermal Pharmaceuticals

Our iLution transdermal pharmaceutical platform, which consists of patented cream-based drug formulations, are designed to be applied to the outer surface of the eyelid for dropless transdermal delivery of pharmaceutically active compounds for the treatment of eye disorders. We believe iLution’s differentiated delivery approach on the eyelid may offer significant advantages over traditional topical delivery, including the potential for easier administration, faster onset of action, and fewer side effects, such as reduced preservative induced corneal and conjunctival sequalae, all of which can help contribute to better compliance and improved patient outcomes.

FEBRUARY 20, 2025

Retina XR Bio-Erodible Sustained-Release Pharmaceuticals

Our bio-erodible sustained release pharmaceutical platform, known as Retina XR, is designed to treat retinal diseases, the largest market in ophthalmology today. The goal of these investigational programs is to provide retinal specialists and their patients with novel sustained pharmaceutical treatment options that offer a meaningfully longer duration-of-effect than the current standard of care dominated by short-lasting biological injections that often impose tremendous treatment burdens on patients because of the high-frequency of required treatments.

Our Other Novel Complimentary Ophthalmic Technologies

The Radius XR™ platform is a novel portable vision diagnostic and patient engagement system designed to enable more efficient detection of eye disease and better management and treatment of sight-threatening conditions. It combines medical-grade diagnostics, business management tools and patient education resources within a wearable spatial computing device. This comprehensive hardware and software system provides the tools for medical professionals to diagnose patients accurately, enhance patient engagement and reduce staff workload. It enables patients to perform self-guided vision tests with minimal supervision, aiding in eye care practices' flow, efficiency and patient experience. Glaukos is currently entered into a collaboration and marketing agreement with Radius XR, Inc., whereby Glaukos actively markets, promotes and solicits orders for the Radius XR system within the United States.

Developed by Glaukos in partnership with ophthalmic surgeons, iAccess is a precision blade designed to cut trabecular meshwork tissue, thereby allowing aqueous to flow directly into Schlemm’s canal. Goniotomy with iAccess is designed to provide the surgeon versatility in surgical technique, allowing the surgeon to determine what is best suited for the patient, whether it be multiple small incisions spanning over several clock hours that preserve up to 95% more anatomy, or an extensive opening to Schlemm’s canal.

FEBRUARY 20, 2025

Additional Information

FEBRUARY 20, 2025

Forward-Looking Statements

This communication contains “forward-looking statements” within the meaning of federal securities laws. All statements other than statements of historical facts included in this presentation that address activities, events or developments that we expect, believe or anticipate will or may occur in the future are forward-looking statements. These statements are based on management’s current expectations, assumptions, estimates and beliefs. Although we believe that we have a reasonable basis for forward-looking statements contained herein, we caution you that they are based on current expectations about future events affecting us and are subject to risks, uncertainties and factors relating to our operations and business environment, all of which are difficult to predict and many of which are beyond our control, that may cause our actual results to differ materially from those expressed or implied by forward-looking statements in this presentation. These potential risks and uncertainties that could cause actual results to differ materially from those described in forward-looking statements include, without limitation, our ability to successfully commercialize our iDose TR therapy; the impact of general macroeconomic conditions including foreign currency fluctuations and future public health crises on our business; our ability to continue to generate sales of our commercialized products and develop and commercialize additional products; our dependence on a limited number of third-party suppliers, some of which are single-source, for components of our products; the occurrence of a crippling accident, natural disaster, or other disruption at our primary facility, which may materially affect our manufacturing capacity and operations; securing or maintaining adequate coverage or reimbursement by third-party payors for procedures using the iStent, the iStent inject W, iAccess, iStent infinite, iDose TR, our corneal cross-linking products or other products in development, and our compliance with the requirements of participation in federal healthcare programs such as Medicare and Medicaid; our ability to properly train, and gain acceptance and trust from ophthalmic surgeons in the use of our products; our compliance with federal, state and foreign laws and regulations for the approval and sale and marketing of our products and of our manufacturing processes; the lengthy and expensive clinical trial process and the uncertainty of timing and outcomes from any particular clinical trial or regulatory approval processes; the risk of recalls or serious safety issues with our products and the uncertainty of patient outcomes; our ability to protect our information systems against cyber threats and cybersecurity incidents, and to comply with state, federal and foreign data privacy laws and regulations; our ability to protect, and the expense and time-consuming nature of protecting our intellectual property against third parties and competitors and the impact of any claims against us for infringement or misappropriation of third party intellectual property rights and any related litigation; and our ability to service our indebtedness. These and other known risks, uncertainties and factors are described in detail under the caption “Risk Factors” and elsewhere in our filings with the Securities and Exchange Commission (SEC), including our Quarterly Report on Form 10-Q for the quarter ended September 30, 2024, which was filed with the SEC on November 5, 2024, and our Annual Report on Form 10-K for the year ended December 31, 2024, which we expect to file on or before March 3, 2025. Our filings with the SEC are available in the Investor Section of our website at www.glaukos.com or at www.sec.gov. In addition, information about the risks and benefits of our products is available on our website at www.glaukos.com. All forward-looking statements included in this press release are expressly qualified in their entirety by the foregoing cautionary statements. You are cautioned not to place undue reliance on the forward-looking statements in this press release, which speak only as of the date hereof. We do not undertake any obligation to update, amend or clarify these forward-looking statements whether as a result of new information, future events or otherwise, except as may be required under applicable securities law.

FEBRUARY 20, 2025

Statement Regarding Use of Non-GAAP Financial Measures

To supplement the consolidated financial results prepared in accordance with Generally Accepted Accounting Principles ("GAAP"), the Company uses certain non-GAAP historical financial measures. Management makes adjustments to the GAAP measures for items (both charges and gains) that (a) do not reflect the core operational activities of the Company, (b) are commonly adjusted within the Company's industry to enhance comparability of the Company's financial results with those of its peer group, or (c) are inconsistent in amount or frequency between periods (albeit such items are monitored and controlled with equal diligence relative to core operations) (“Non-GAAP Purposes”). The Company uses the term "Non-GAAP" to exclude certain expenses, gains and losses to achieve the Non-GAAP purposes, including external acquisition-related costs incurred to effect a business combination; amortization of intangible assets acquired in a business combination, asset purchase transaction or other contractual relationship; impairment of goodwill and intangible assets; certain in-process R&D charges; fair value adjustments to contingent consideration liabilities and pre-acquisition contingencies arising from a business combination; integration and transition costs related to business combinations; fair market value adjustments to inventories acquired in a business combination or asset purchase transaction; restructuring charges, duplicative operating expenses, or asset write-offs (or reversals) associated with exiting or significantly downsizing a business; gain or loss from the sale of a business; unusual non-recurring expenses associated with inventory write-downs; gain or loss on the mark-to-market adjustment, impairment, or sale of long-term investments; mark-to-market adjustments on derivative instruments that hedge income or expense exposures in a future period; significant legal litigation costs and/or settlement expenses or proceeds; legal and other associated expenses that are both unusual and significant related to governmental or internal inquiries; expenses, acceleration of amortization of debt issuance costs and gain or loss on debt extinguishment with the exchange or redemption of convertible senior notes; and significant discrete income and other tax adjustments related to transactions as well as changes in estimated acquisition-date tax effects associated with business combinations, and the impact from implementation of tax law changes and settlements. See “Primary GAAP to Non-GAAP Reconciliations” for a reconciliation of each non-GAAP measure presented to the comparable GAAP financial measure.   Beginning in the second quarter of 2022, we no longer exclude certain upfront and contingent milestone payments in connection with collaborative and licensing arrangements and certain in-process R&D charges for non-GAAP reporting and disclosure purposes.

In addition, in order to remove the impact of fluctuations in foreign currency exchange rates, the Company also presents certain net sales information on a constant currency basis, which represents the outcome that would have resulted had exchange rates in the current period been the same as the average exchange rates in effect in the comparable prior period.  See “Additional GAAP to Non-GAAP Reconciliations” for a presentation of certain net sales information on a reported, GAAP and a constant currency basis.

FEBRUARY 20, 2025

GAAP Income Statement

GLAUKOS CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited)

(in thousands, except per share amounts)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2024	2023	2024	2023
Net sales	$105,499	$82,365	$383,481	$314,711
Cost of sales	28,635	18,891	94,027	75,575
Gross profit	76,864	63,474	289,454	239,136
Operating expenses:
Selling, general and administrative	69,003	63,034	261,166	224,068
Research and development	36,527	37,062	136,425	138,768
Acquired in-process research and development	—	2,000	14,229	5,000
Total operating expenses	105,530	102,096	411,820	367,836
Loss from operations	(28,666)	(38,622)	(122,366)	(128,700)
Non-operating (expense) income :
Interest income	2,494	2,912	11,105	9,164
Interest expense	(1,572)	(3,428)	(10,040)	(13,633)
Charges associated with convertible senior notes	—	—	(18,012)	—
Other (expense) income, net	(5,950)	2,420	(6,288)	(558)
Total non-operating (expense) income	(5,028)	1,904	(23,235)	(5,027)
Loss before taxes	(33,694)	(36,718)	(145,601)	(133,727)
Income tax (benefit) provision	(114)	61	771	934
Net loss	$(33,580)	$(36,779)	$(146,372)	$(134,661)

Basic and diluted net loss per share	$(0.60)	$(0.75)	$(2.77)	$(2.78)

Weighted-average shares outstanding used to compute basic and diluted net loss per share	55,584	48,876	52,755	48,433

FEBRUARY 20, 2025

GAAP Balance Sheet

GLAUKOS CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands, except par values)

	December 31,	December 31,
	2024	2023
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$169,626	$93,467
Short-term investments	149,289	201,964
Accounts receivable, net	60,744	39,850
Inventory	57,678	41,986
Prepaid expenses and other current assets	12,455	18,194
Total current assets	449,792	395,461
Restricted cash	4,733	5,856
Property and equipment, net	97,867	103,212
Operating lease right-of-use asset	30,254	27,146
Finance lease right-of-use asset	41,816	44,180
Intangible assets, net	263,445	282,956
Goodwill	66,134	66,134
Deposits and other assets	20,715	15,469
Total assets	$974,756	$940,414

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$13,026	$13,440
Accrued liabilities	62,099	60,574
Total current liabilities	75,125	74,014
Convertible senior notes	—	282,773
Operating lease liability	33,936	30,427
Finance lease liability	69,463	70,538
Deferred tax liability, net	6,928	7,144
Other liabilities	22,373	13,752
Total liabilities	207,825	478,648

Stockholders’ equity:
Preferred stock, $0.001 par value; 5,000 shares authorized; no shares issued and outstanding as of December 31, 2024 and 2023	—	—
Common stock, $0.001 par value; 150,000 shares authorized; 56,472 and 49,148 shares issued and 56,444 and 49,120 shares outstanding at December 31, 2024 and 2023, respectively	56	49
Additional paid-in capital	1,509,831	1,059,751
Accumulated other comprehensive income	2,615	1,165
Accumulated deficit	(745,439)	(599,067)
Less treasury stock (28 shares as of December 31, 2024 and 2023)	(132)	(132)
Total stockholders’ equity	766,931	461,766
Total liabilities and stockholders’ equity	$974,756	$940,414

FEBRUARY 20, 2025

Primary GAAP to Non-GAAP Reconciliations

GLAUKOS CORPORATION

GAAP to Non-GAAP Reconciliations

(in thousands, except per share amounts and percentage data)

(unaudited)

	Q4 2024				Q4 2023

	GAAP	Adjustments		Non-GAAP	GAAP	Adjustments		Non-GAAP

Cost of sales	$28,635	$(9,972)	(a)(b)	$18,663	$18,891	$(5,523)	(a)	$13,368
Gross Margin	72.9%	9.4%		82.3%	77.1%	6.7%		83.8%

Operating expenses:
Selling, general and administrative	$69,003	$(411)	(c)	$68,592	$63,034	$(705)	(c)	$62,329
Loss from operations	$(28,666)	$10,383		$(18,283)	$(38,622)	$6,228		$(32,394)

Non-operating (expense) income:
Other (expense) income, net	$(5,950)	$951	(d)	$(4,999)	$2,420	$—		$2,420

Net loss	$(33,580)	$11,334	(e)	$(22,246)	$(36,779)	$6,228	(e)	$(30,551)
Basic and diluted net loss per share	$(0.60)	$0.20		$(0.40)	$(0.75)	$0.12		$(0.63)

(a)	Cost of sales adjustment related to amortization of developed technology intangible assets associated with the acquisition of Avedro, Inc. (Avedro) of $5.5 million in Q4 2024 and Q4 2023.
(b)	Inventory write-down charge associated with product line optimizations of $4.4 million.
(c)	Avedro acquisition-related amortization expense of customer relationship intangible assets of $0.4 million in Q4 2024 and $0.7 million in Q4 2023.
(d)	Remeasurement loss on derivative asset and direct transaction costs associated with the capped call unwind agreements.
(e)

Includes total tax effect for non-GAAP pre-tax adjustments. For non-GAAP adjustments associated with the U.S., the tax effect is $0 given the Company's U.S. taxable loss positions in both 2024 and 2023.

FEBRUARY 20, 2025

Primary GAAP to Non-GAAP Reconciliations

GLAUKOS CORPORATION

GAAP to Non-GAAP Reconciliations

(in thousands, except per share amounts and percentage data)

(unaudited)

	Full Year 2024				Full Year 2023

	GAAP	Adjustments		Non-GAAP	GAAP	Adjustments		Non-GAAP

Cost of sales	$94,027	$(26,541)	(a)(b)	$67,486	$75,575	$(22,092)	(a)	$53,483
Gross Margin	75.5%	6.9%		82.4%	76.0%	7.0%		83.0%

Operating expenses:
Selling, general and administrative	$261,166	$(2,526)	(c)	$258,640	$224,068	$(2,820)	(c)	$221,248
Loss from operations	$(122,366)	$29,067		$(93,299)	$(128,700)	$24,912		$(103,788)

Non-operating expense:
Charges associated with convertible senior notes	$(18,012)	$18,012	(d)	$—	$—	$—		$—
Other expense, net	$(6,288)	$951	(e)	$(5,337)	$(558)	$—		$(558)

Net loss	$(146,372)	$48,030	(f)	$(98,342)	$(134,661)	$24,912	(f)	$(109,749)
Basic and diluted net loss per share	$(2.77)	$0.91		$(1.86)	$(2.78)	$0.51		$(2.27)

(a)	Cost of sales adjustment related to amortization of developed technology intangible assets associated with the acquisition of Avedro, Inc. (Avedro) of $22.1 million in 2024 and 2023.
(b)	Inventory write-down charge associated with product line optimizations of $4.4 million.
(c)	Avedro acquisition-related amortization expense of customer relationship intangible assets of $2.5 million in 2024 and $2.8 million in 2023.
(d)	Expenses associated with the exchange of convertible senior notes, consisting of a non-cash inducement charge of $17.4 million and direct transaction costs of $0.6 million.
(e)	Remeasurement loss on derivative asset and direct transaction costs associated with the capped call unwind agreements.
(f)

Includes total tax effect for non-GAAP pre-tax adjustments. For non-GAAP adjustments associated with the U.S., the tax effect is $0 given the Company's U.S. taxable loss positions in both 2024 and 2023.

FEBRUARY 20, 2025

Additional GAAP to Non-GAAP Reconciliations

Reported Sales vs. Prior Periods (in thousands)
				Year-over-Year Percent Change			Quarter-over-Quarter Percent Change
	4Q 2024	4Q 2023	3Q 2024	Reported	Operations (1)	Currency (2)	Reported	Operations (1)	Currency (2)

International Glaucoma	$27,869	$21,857	$24,467	27.5%	28.7%	(1.2)%	13.9%	16.4%	(2.5)%

Total Net Sales	$105,499	$82,365	$96,670	28.1%	28.4%	(0.3)%	9.1%	9.8%	(0.7)%

(1) Operational growth excludes the effect of translational currency

(2) Calculated by converting the current period numbers using the prior period’s average foreign exchange rates

Reported Sales vs. Prior Periods (in thousands)
			Year-over-Year Percent Change
	2024	2023	Reported	Operations (1)	Currency (2)

International Glaucoma	$103,705	$85,560	21.2%	23.0%	(1.8)%

Total Net Sales	$383,481	$314,711	21.9%	22.4%	(0.5)%

(1) Operational growth excludes the effect of translational currency

(2) Calculated by converting the current period numbers using the prior period’s average foreign exchange rates

For Non-GAAP disclosures associated with the company’s past quarterly results, included with respect to the sequential comparisons included herein, please see reconciliations here.